Exhibit 21.1

SUBSIDIARIES OF DASEKE, INC.

1. Alabama Carriers, Inc. (Tennessee)
2. Aveda Transportation and Energy Services Inc. (Federal)
3. B.C. Hornady and Associates, Inc. (Alabama)
4. Bed Rock, Inc. (Missouri)
5. Belmont Enterprises, Inc. (Washington)
6. Big Freight Systems Inc. (Federal)
7. Boyd Bros. Transportation Inc. (Delaware)
8. Boyd Logistics Properties, LLC (Ohio)
9. Boyd Logistics, LLC (Alabama)
10. Bros., LLC (South Carolina)
11. Builders Transportation Co., LLC (Tennessee)
12. Bulldog Hiway Express, Inc. (South Carolina)
13. Bulldog Hiway Logistics, LLC (Delaware)
14. Central Oregon Truck Company, Inc. (Oregon)
15. Daseke Companies, Inc. (Delaware)
16. Daseke Fleet Services, LLC (Delaware)
17. Daseke Lone Star, Inc. (Delaware)
18. Daseke MFS LLC (Delaware)
19. Daseke RM LLC (Delaware)
20. Daseke ST LLC (Delaware)
21. Daseke TRS LLC (Delaware)
22. Daseke TSH LLC (Delaware)
23. Daseke, Inc. (Delaware)
24. E.W. Wylie Corporation (North Dakota)
25. Fleet Movers, Inc. (Tennessee)
26. Group One, Inc. (Missouri)
27. Hornady Logistics, LLC (Delaware)
28. Hornady Transportation, LLC (Alabama)
29. Hornady Truck Line, Inc. (Alabama)
30. J. Grady Randolph, Inc. (South Carolina)
31. JD And Partners, LLC (Tennessee)
32. JGR Logistics, LLC (Delaware)
33. Kelsey-Trail Trucking Ltd. (Saskatchewan)
34. Lone Star Transportation, LLC (Texas)
35. LST Equipment, Inc. (Texas)
36. LST Holdings, Inc. (Texas)
37. Mid-Seven Transportation Company, Inc. (Iowa)
38. Moore Freight Service, Inc. (Tennessee)
39. R&R Trucking, Inc. (Mississippi)
40. Rand, LLC (Tennessee)
41. Randolph Brothers, LLC (South Carolina)
42. Roadmaster Equipment Leasing, Inc. (Delaware)
43. Roadmaster Group II, LLC (Delaware)
44. Roadmaster Specialized, Inc. (Arizona)
45. Rodan Transport (U.S.A.) Ltd. (Delaware)
46. RT & L, LLC (Tennessee)
47. Schilli Distribution Services, Inc. (Indiana)

48. Schilli Leasing, Inc. (Indiana)
49. Schilli National Truck Leasing & Sales, Inc. (Indiana)
50. Schilli Transportation Services, Inc. (Indiana)
51. Smokey Point Distributing, Inc. (Washington)
52. ST Leasing, Inc. (Missouri)
53. Steelman Transportation, Inc. (Missouri)
54. Tennessee Steel Haulers, Inc. (Tennessee)
55. TexR Assets 2, LLC (Texas)
56. TexR Equipment, LLC (Texas)
57. TM Transport And Leasing, LLC (Tennessee)
58. TNI (USA), Inc. (Delaware)
59. TSH International Services (Monterry, Nuevo Leon)
60. WTI Transport, Inc. (Alabama)